Exhibit 23.2
                    CONSENT OF INDEPENDENT ACCOUNTANTS

 We consent to the incorporation by reference in the Registration Statement of Box Energy Corporation on Form S-4 (File No. 0-19967) of our report dated March 5, 1996 on our audits of the financial statements of Box Energy Corporation as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in the Annual Report on Form 10-K.

                                           COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 28, 1997